EXHIBIT 10.3

                                      LEASE


                                Table of Contents

1.       Term
2.       Basic Rent
3.       Rent increased by Operating Expense increases
4.       Use of Premises and Security
5.       Prohibited Uses
6.       Tenant Improvements
7.       Mechanics' Liens
8.       Maintenance and Repairs
9.       Inspection by Landlord
10.      Common Areas of Building
11.      Utilities Furnished by Landlord
12.      Tenant's Liability Insurance
13.      Insurance for Tenant's Personal Property
14.      Indemnification
15.      Destruction of Leased Space or Building
16.      Sale or Condemnation
17.      Assignment and Subletting
18.      Acts Constituting Breach by Tenant
19.      Landlord's Remedies
20.      Termination Notice
21.      Waiver of Breach
22.      Notices
23.      Attorneys' Fees
24.      Binding on Heirs and Successors
25.      Time of Essence
26.      Sole and Only Agreement
27.      Limitation of Landlord's Liability

Exhibit "A": Building Rules and Regulations
Exhibit "B": Leased Space

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                                      LEASE

         This lease is entered into on August 21, 1996, by and between CALIFORNIA FLOWER MARKET, INC., 640 Brannan Street, San Francisco, California, a California corporation, referred to in this lease as "Landlord," and FIRST NATIONAL BANK, 975 El Camino Real, South San Francisco, California, a California corporation, referred to in this lease as "Tenant."

         Subject to the terms and conditions set forth in this lease, Landlord hereby leases to Tenant that certain space outlined in red on the plat map attached and marked "Exhibit B" on the first floor of the building located at 640 Brannan Street, San Francisco, California, ("the Building"). The leased space outlined in red on the attached marked Exhibit "8" is referred to in this lease as the "Leased Space".

                                      Term

         1. The term of this lease shall commence at 12:01 a.m. on the date the Tenant has received both (I) the approval of the architectural drawings by the San Francisco Planning Department for the Tenant improvements referred to herein below and (ii) the regulatory approval required by the U.S. Comptroller of the Currency (the "Commencement Date"), and shall terminate at 12:01 a.m. on the date five years from the aforesaid Commencement Date.

         Tenant shall have the option to extend Lease for two (2) additional terms of five (5) years each by giving Landlord written notice of its intent to exercise any such option six (6) months prior to the expiration of the then current term. The option to extend shall be at an increased rental rate of $2.70 per , rentable square foot, per month for the first option term, and $2.86 per square foot per month for the second term.

                                   Basic Rent

         2. Tenant agrees to pay to Landlord as basic rent, to be adjusted as provided in Paragraph 3 of this lease, for the use and occupancy of the Leased Space, the sum of $765 per month payable on the first day of each and every month commencing on the Commencement Date, and continuing through the term of this lease. All rent shall be paid by Tenant at the office of Landlord in the Building or any other place or places that Landlord may from time to time designate by written notice given to Tenant.

                  Rent Increased by Operating Expense Increases

         3. The basic rent specified in Paragraph 2 of this lease for each calendar year subsequent to the calendar year in which this lease is made shall be increased by Tenant's proportionate share of any increase in Operating Expenses incurred by Landlord for that year over the Operating Expenses incurred by Landlord for the calendar year in which this lease is made. The amount of the increase for the preceding calendar year shall be specified in a notice given to Tenant by Landlord on or before March 1 of the succeeding year and shall be payable by Tenant to Landlord at the place where the basic rent is then payable on or before March 31 of the year in which the notice is given. For the purposes of this paragraph:

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               (a)    The term "Operating Expenses" shall mean all expenses
incurred by Landlord each calendar year for the administration, operation, and maintenance of the Building, including but not limited to (1) personal property taxes and real property taxes and assessments (including general and special assessments) levied on the Building; (2) the costs of all utilities required, by leases or otherwise, to be furnished by Landlord to the Building; (3) insurance premiums on insurance policies insuring the Building; (4) the costs of janitorial services for the Building; (5) labor and costs incurred in managing the Building and maintaining its elevators, hallways, exterior walls, roof, and other parts, facilities, and appurtenances; and (6) capital improvements to the Building required by governmental authority.

               (b) Tenant's proportionate share of any increase in Operating Expenses incurred by Landlord for any calendar year shall be determined by dividing the amount of floor space in the Leased Space by the total amount of rentable floor space in the Building and multiplying the total increase in Operating Expenses for the year by the resulting percentage figure. The total amount of rentable floor space in the Building shall be determined by excluding from the total interior floor space of the Building the area occupied by common hallways, rest rooms, the building lobby, and other common areas; the area required for the Building's heating and air conditioning equipment; the area required for storage of maintenance and janitorial supplies; and the basement of the Building but including the area occupied by Landlord's offices in the Building.

                          Use of Premises and Security

         4. The Leased Space shall be used for operation of a financial services center, including the installation and operation of an Automatic Teller Machine ("ATM") and for no other use or uses without the prior express written consent of Landlord. Tenant shall provide mutually acceptable security for the ATM facility and its surrounds.

                                 Prohibited Uses

         5. Tenant shall not commit or permit the commission of any acts on the Leased Space nor use or permit the use of the Leased Space in any way that:

               (a) Increases the existing rates for or causes cancellation of any fire, casualty, liability, or other insurance policy insuring the Building or its contents;

               (b) Violates or conflicts with any law, statute, ordinance, or governmental rule or regulation, whether now in force or hereinafter enacted, governing the Leased Space or the Building;

               (c) Obstructs or interferes with the rights of other tenants or occupants of the Building or injures or annoys them; or

               (d) Constitutes the commission of waste on the Leased Space or the commission or maintenance of a nuisance as defined by the laws of California.

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                               Tenant Improvements

         6. Landlord shall deliver the Premises to Tenant "as is", in its current condition with no further improvements. Tenant shall improve the Premises, at its sole cost and expense, using building standard materials and building standard finishes where applicable. All Tenant's improvements shall be in accordance with final working drawings prepared by a mutually-approved architect. Said architect shall be familiar with the building and shall develop space plans for the review of both Landlord and Tenant. Tenant shall be solely responsible for obtaining, at its expense, all necessary building and use permits, together with any and all additional permits, licenses and the like required for operating and conducting its intended uses on the Premises. Within 60 days following any termination of the Lease, the Tenant shall remove all such Tenant improvements and restore the Premises to its original condition, at the Tenant's sole cost and expense.

         If in connection with the above-mentioned tenant improvements, any governmental agency requires additional renovations to the restrooms or any other areas of the Building outside of the Leased Space, then the cost of such renovations shall be paid as follows:

               (i) Landlord shall pay one hundred percent (1000/6) of the cost of such renovations up to a total cost of $10,000, and

               (ii) Landlord and Tenant agree to each pay 50% of such costs exceeding $10,000. and

         No other alteration, addition, or improvement to the Leased Space shall be made by Tenant without the written consent of Landlord. Concurrently with requesting Landlord's consent to the proposed alteration, addition, or improvement, Tenant shall submit to Landlord preliminary plans for the alteration, addition, or improvement. Landlord shall, in its sole discretion, approve or disapprove the proposed alteration, addition, or improvement, within 30 days after its receipt of Tenant's written request for approval. If Landlord fails to affirmatively approve or disapprove the proposed alteration, addition, or improvement within the same 30 day period, the proposed alteration, addition or improvement shall be deemed disapproved. Tenant shall obtain all necessary governmental permits required for any alteration, addition, or improvement approved by Landlord and shall comply with all applicable governmental law, regulations, ordinances, and codes. Any alteration, addition, or improvement made by Tenant after consent has been given, and any fixtures installed as part of the construction, shall at Landlord's option become the property of Landlord on the expiration or other earlier termination of this lease; provided, however, that Landlord shall have the right to require Tenant to remove the fixtures at Tenant's cost on termination of this lease. If Tenant is required by Landlord to remove the fixtures on termination of this lease, Tenant shall repair and restore any damages to the leased premises caused by such removal.

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                                Mechanics' Liens

         7. When Tenant causes any alterations, additions, or improvements to be made to the Leased Space, Tenant agrees to keep the Leased Space free of liens for both labor and materials. If a lien is placed on the Leased Space in connection with any construction, repair, or replacement work that Tenant may or must cause to be performed under this lease, which results in a final judgment, Landlord may pay the amount of that judgment. Tenant shall reimburse Landlord for the full amount paid within 30 days after that amount is paid by Landlord; otherwise tenant shall be in default under this lease.

                             Maintenance and Repairs

         8.    (a)   Subject to the duty of the Landlord under this lease to
perform maintenance and repairs for the Leased Space as needed, Tenant shall during the term of this lease provide its own janitorial service and maintain the Leased Space in a good, clean, and safe condition, and shall on expiration or earlier termination of this lease surrender the Leased Space to Landlord in as good condition and repair as existed on the date of this lease, reasonable wear and tear and damage by the elements excepted. Tenant, at Tenant's own expense, shall repair all deteriorations or injuries to the Leased Space or to the Building occasioned by Tenant's lack of ordinary care.

               (b) Except as otherwise provided in this lease, Landlord shall perform, at Landlord's sole expense, all repairs and maintenance for the Leased Space and the Building. Any repairs by Landlord shall be made promptly with first-class materials, in a good and workmanlike manner, in compliance with all applicable laws of all governmental authorities, and in a style, character, and quality conforming to the existing construction. Except in the case of an emergency, Landlord shall not enter the Leased Space for the purpose of effecting the repairs, alterations, or improvements other than during normal business hours, and shall give Tenant 24-hours' notice of the intention to enter for those purposes.

         Except for cases of emergency, Landlord shall make all repairs required hereunder as soon as is practical. In the event Landlord has not made a repair referred to in a written notice from Tenant to Landlord within 30 days after the date of that notice, Tenant shall have the right to have the repair performed and be reimbursed by Landlord. If the full amount of reimbursement is not delivered by Landlord to Tenant within 10 days after Tenant's delivery to Landlord of a written statement or bill evidencing the cost of the repair, Tenant shall have the right to deduct the cost of the repair from the next monthly rent payable to Landlord.

                             Inspection by Landlord

         9. Tenant shall permit Landlord or Landlord's agents, representatives, or employees to enter the Leased Space at all reasonable times for the purpose of inspecting the Leased Space to determine whether Tenant is complying with the terms of this lease and for the purpose of doing other lawful acts that may be necessary to protect Landlord's interest in the Leased Space under this lease.

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                            Common Areas of Building

         10.   (a)    Landlord shall make available at all times during the
term of this lease in any portion of the Building that Landlord from time to time designates or relocates, automobile parking and common areas (jointly referred to as "common areas," as that term is defined below) as Landlord shall from time to time deem appropriate. Tenant shall have the nonexclusive right during the term of this lease to use the common areas for itself, its employees, agents, customers, clients, invitees, and licensees.

               (b) The term "common areas" means the portions of the Building that, at the time in question, have been designated and improved for common use by or for the benefit of more than one tenant of the Building, including the parking areas; access and perimeter roads; landscaped areas; exterior walks, roofs, stairways, elevators, escalators and/or ramps; interior corridors, elevators, stairs, and balconies; directory equipment; the main entry lobby; restrooms; and drinking fountains. Landlord reserves the right to redesignate a common area for a noncommon use or to designate as a common area a portion of the Building not previously designated a common area.

               (c) All common areas shall be subject to the exclusive control and management of Landlord or any other persons or nominees that Landlord may have delegated or assigned to exercise management or control, in whole or in part, in Landlord's place and stead. Landlord shall have the right to close, if necessary, all or any portion of the common areas as is deemed necessary by Landlord in order to effect necessary repairs, maintenance, or construction, or to maintain the safety of tenants or the general public. Landlord will maintain the common areas in a clean, orderly, and sanitary manner. Landlord is responsible for all repairs of the common areas, except those required by the negligence of Tenant.

               (d) Rules and Regulations. Landlord and Landlord's nominees and assignees shall have the right to establish, modify, amend, and enforce reasonable rules and regulations with respect to the common areas and the Building. Tenant shall fully and faithfully comply with and observe the rules and regulations for the common areas and the Building ("the Building Rules and Regulations"), of which the Leased Space is a part, including any additions or amendments to the Building Rules and Regulations that may be hereafter enacted by Landlord in Landlord's sole discretion. Tenant acknowledges receipt of a copy of the Building Rules and Regulations, which are attached to and made a part of this lease as Exhibit C. Landlord shall not be liable in any way for failure of any other occupant of the Building of which the Leased Space is a part to comply with and observe these rules and regulations.

                         Utilities Furnished by Landlord

         11. Landlord shall provide gas, power and water, and access to restrooms, for normal office purposes. Electricity for normal lighting and normal office business purpose does not include equipment using excess amounts of electrical power.

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                          Tenant's Liability Insurance

         12. Tenant agrees to purchase at its own expense and to keep in force during the Term of the Lease a comprehensive public liability and property damage insurance policy to protect against any liability to the public or to any invitee of Tenant or Landlord incident to the use of, or resulting from any injury or accident occurring in or upon, the Premises, with a comprehensive single limit of not less $1,000,000 for injury to or death of one person, and at least or more than $5,000,000 for injury to or death of more than one person in any one accident. This insurance coverage is to include a fire liability policy listing Landlord as a first party insured. Said policy or policies shall: (a) name Landlord as an additional insured and insure Landlord's contingent liability under the Lease (b) be issued by an insurance company which is acceptable to the Landlord; and (c) provide that said insurance shall not be canceled unless thirty days (30) prior written notice shall have been given to Landlord. Said policy or policies, or certificates thereof, shall be delivered to Landlord by Tenant upon the Commencement Date of the Lease and upon each renewal of said insurance.

                    Insurance for Tenant's Personal Property

         13. Tenant agrees at all times during the term of this Lease to keep, at Tenant's sole expense, all of Tenant's personal property, including trade fixtures and equipment of Tenant that may be on or in the Leased Space from time to time, insured against loss or damage by fire and by any peril included within fire and extended coverage insurance for an amount that will insure the ability of Tenant to fully replace the personal property, trade fixtures, and equipment.

                                 Indemnification

         14. Landlord shall not be liable and Tenant shall waive all claims against Landlord for any damage to any property or any injury to any person in or about the Premises or Property by or from any cause whatsoever (including, without limiting the forgoing, rain or water leakage of any character from the roof, windows, walls, pipes, plumbing works or appliances, the building not being in good condition or repair, gas, fire, oil, electricity or theft); except that Landlord will indemnify and hold Tenant harmless from any such claims to the extent caused by the negligence or willful act of Landlord, or its agents, employees or contractors. Tenant shall indemnify and hold Landlord harmless from and defend Landlord against any and all claims, liability or costs, (including court costs and attorneys' fees) for any damage to any property or any injury to any person incurring in, on, or about Premises or Property when such injury or damage shall be caused by or arise from in part or in whole, (a) any act, neglect, fault or omission to meet the standards imposed by any duty with respect to the injury or damage, by Tenant, its agents, servants, employees or invitees; (b) the conduct or management of any work or thing whatsoever done by Tenant in or about the Premises or from transactions in or concerning the Premises, including, without limitation, any such claims of property loss or injury caused by or arising from the existence and operation of the ATM and the cash located therein or in the Premises; or (c) any breach or default on the part of Tenant in the performance of any covenant or agreement under the Lease. All such indemnification provisions shall survive the termination o~ the Lease with respect to any claims or liability occurring prior to such termination.

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                     Destruction of Leased Space or Building

         15. If the Leased Space or the Building of which it is a part is damaged or destroyed by any cause not the fault of Tenant, Landlord shall at Landlord's sole cost and expense promptly repair it, and the rant payable under this lease shall be abated for the time and to the extent Tenant is prevented from occupying the Leased Space in its entirety. Notwithstanding the foregoing, if the Leased Space or the Building is damaged or destroyed and repair of the damage or destruction cannot be completed within 180 days. Landlord may, in lieu of making the repairs required by this paragraph, terminate this lease by giving Tenant 30 days' written notice of termination. A notice of termination must be given by Tenant not later than 30 days after the event causing the destruction or damage.

                              Sale or Condemnation

         16. If the Property, or any portion thereof affecting the Premises, is sold or appropriated under the power of Eminent Domain, Landlord shall give Tenant twelve months (12) notice of termination of the Lease. Tenant shall not be entitled to receive any portion of the sales proceeds or any award for Tenant's loss of its leasehold interest, and any right to such proceeds or award shall be assigned by Tenant to Landlord under the Lease.

                            Assignment and Subletting

         17. Tenant shall not encumber, assign, or otherwise transfer this lease, any right or interest in this lease, or any right or interest in the Leased Space without first obtaining the express written consent of Landlord. Furthermore, Tenant shall not sublet the Leased Space or any part of it or allow any other persons, other than Tenant's employees and agents, to occupy or use the Leased Space or any part of it without the prior written consent of Landlord. A consent by Landlord to one assignment, subletting, or occupation and use by another person shall not be deemed to be a consent to any subsequent assignment, subletting, or occupation and use by another person. Any encumbrance, assignment, transfer, or subletting without the prior written consent of Landlord, whether voluntary or involuntary, by operation of law or otherwise, is void and shall, at the option of Landlord, terminate this lease. The consent of Landlord to any assignment of Tenant's interest in this lease or the subletting by Tenant of the Leased Space shall not be unreasonably withheld.

                       Acts Constituting Breach by Tenant

         18. The following shall constitute a default under and a breach of this lease by Tenant:

               (a) The nonpayment of rent when due, when the nonpayment continues for 10 days after written notice to pay rent or surrender possession of the Leased Space has been given by Landlord to Tenant;

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               (b)    A failure to perform any provision, covenant, or condition of this lease other than one for the payment of rent, when that failure is not cured within 30 days after written notice of the specific failure is given by Landlord to Tenant;

               (c) The breach of this lease and abandonment of the Leased Space before expiration of the term of this lease;

               (d) A receiver is appointed to take possession of all or substantially all of Tenant's property located at the Leased Space or of Tenant's interest in this lease, when possession is not restored to Tenant within 30 days.

               (e) Tenant makes a general assignment for the benefit of creditors;

               (f) The execution, attachment, or other judicial seizure of substantially all of Tenant's assets located at the Leased Space or of Tenant's interest in this Lease, when the seizure is not discharged within 15 days; or

               (g) The filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under the federal bankruptcy law (unless, in the case of a petition filed against Tenant, it is dismissed within 60 days.

                               Landlord's Remedies

         19. If Tenant breaches or is in default under this Lease, Landlord, in addition to any other remedies given Landlord by law or equity, may:

               (a) Continue this lease in effect by not terminating Tenant's right to possession of the Leased Space and thereby be entitled to enforce all Landlord's rights and remedies under this lease including the right to recover the rent specified in this lease as it becomes due under this lease; or

               (b) Terminate this lease and all rights of Tenant under the lease and recover from Tenant:

                      (1) The worth at the time of award of the unpaid rent that had been earned at the time of termination of the lease;

                      (2) The worth at the time of award of the amount by which the unpaid rent that would have been earned after termination of the lease until the time of award exceeds the amount of rental loss that Tenant proves could have been reasonably avoided;

                      (3) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided; and

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                      (4)    Any other amount necessary to compensate Landlord
for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this lease; or

               (c) In lieu of, or in addition to, bringing an action for any or all of the recoveries described in subparagraph (b) of this paragraph, bring an action to recover and regain possession of the Leased Space in the manner provided by the California law of unlawful detainer then in effect.

                               Termination Notice

         20. No act of Landlord, including but not limited to Landlord's entry on the Leased Space or efforts to relet the Leased Space, or the giving by Landlord to Tenant of a notice of default, shall be construed as an election to terminate this lease unless a written notice of the Landlord's election to terminate this lease is given to Tenant.

                                Waiver of Breach

         21. The waiver by Landlord of any breach by Tenant of any of the provisions of this lease shall not constitute a continuing waiver or a waiver of any subsequent default or breach by Tenant either of the same or a different provision of this lease.

                                     Notices

         22. Except as otherwise expressly provided by law, any and all notices or other communications required or permitted by this lease or by law to be served on or given to either party to this lease by the other party shall be in writing, and shall be deemed duly served and given when personally delivered to the party to whom it is directed or any managing employee of that party or, in lieu of personal service, when deposited in the United States mail, first-class postage prepaid, addressed to Landlord at 640 Brannan Street, San Francisco, California, 94107, or to Tenant at 6600 Mission Street, South San Francisco, California, 94014. Either party may change its address for purposes of this paragraph by giving written notice of the change to the other party in the manner provided in this paragraph.

                                 Attorneys' Fees

         23. If any litigation is commenced between the parties to this lease concerning the Leased Space, this lease, or the rights and duties of either in relation to the Leased Space or the lease, the party prevailing in that litigation shall be entitled, in addition to any other relief granted, to a reasonable sum as and for its attorneys' fees in the litigation, which shall be determined by the court in that litigation or in a separate action brought for that purpose.

                         Binding on Heirs and Successors

         24. This lease shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties, but nothing in this paragraph shall be construed as a consent by Landlord to any

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assignment of this lease or any interest therein by Tenant except as provided in
Paragraph 9 of this lease.

                                 Time of Essence

         25.   Time is expressly declared to be of the essence in this lease.

                             Sole and Only Agreement

         26. This instrument constitutes the sole and only agreement between Landlord and Tenant respecting the Leased Space or the leasing of the Leased Space to Tenant, and correctly sets forth the obligations of Landlord and Tenant to each other as of its date. Any agreements or representations respecting the Leased Space or their leasing by Landlord to Tenant not expressly set forth in this instrument are null and void.

                       Limitation of Landlord's Liability

         27. Redress for any claims against Landlord under this Lease shall only be made against Landlord to the extent of Landlord's interest in the property to which the Premises are a part. The obligations of the Landlord under this Lease shall not be personally binding on, nor shall any resort be had to the private properties of, any of the shareholders, members of the Board of Directors, officers, employees or agents of Landlord.

         EXECUTED on August 21, 1996 at San Francisco, California.

                                       CALIFORNIA FLOWER MARKET, INC.

                                         By: /SS/ DAVID NINOMIYA
                                          --------------------------------------
                                          David Ninomiya
                                          President


                                       FIRST NATIONAL BANK

                                       By: /SS/ PAUL B. HOGAN
                                          --------------------------------------
                                          Paul B. Hogan
                                          President & Chief Operating Officer

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                                    EXHIBIT A

                         BUILDING RULES AND REGULATIONS

                               Halls and Stairways

         1. Tenants shall not loiter in the halls and entryways, nor permit their employees or patrons to loiter in the halls and entryways, and shall not obstruct in any way the entryways, passages, stairways, elevators, and halls of the building or use them for any other purpose than ingress and egress to and from their respective offices.

                                      Signs

         (2) No sign, placard, picture, name, advertisement, or notice visible from outside a Tenant's premises shall be displayed in or on the Building without the express written consent of Landlord, and Landlord may remove, at the expense of the offending Tenant, any sign, placard, picture, name, advertisement, or notice so displayed.

                                 Locks and Keys

         3. No additional lock or locks shall be placed on any door in the Leased Space by any Tenant without the express written consent of Landlord. Each Tenant shall receive, without cost, two keys to each door having a lock in the Tenant's Leased Space. If any Tenant desires extra keys to any door, Tenant must obtain them from Landlord and Landlord may impose a charge for them. Wiring and Electricity

         4. Wiring of any kind shall be introduced in the Building and connected only as directed by Landlord, and no boring or cutting for wires will be allowed except with the prior consent of Landlord. The location of all telephones and call boxes affixed to the Building shall be prescribed by Landlord.

                             Connection of Machinery

         5. Tenant shall not connect any apparatus, machinery, or device with the electric wires, water, or air pipes of the Building without the consent of Landlord.

                         Moving Furniture and Equipment

         6. Landlord shall prescribe the permissible times for moving equipment and furniture into the Building and Tenant's Leased Space. Tenant shall give the Building Manager at least 24-hours' advance notice of the time Tenant intends to move furniture or equipment into Tenant's Leased Space. Landlord shall not be liable for any damage or loss caused by the moving of the furniture or equipment, and any damage to Building or Leased Space caused by the moving of furniture or equipment shall be repaired at Tenant's expense.

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                                Obstructing Light

         7. The glass dears, windows, lights, and skylights admitting light into the halls and other common areas of the Building shall not at any time be covered or obstructed by Landlord or any Tenant.

                         Landlord's Office and Employees

         8. Any request of a Tenant for service or any other matter connected with the Building must be made to and at the office of the Manager for the Building in. Employees of Landlord shall perform no work or do anything outside their regular daily duties except on order of the Manager for the Building. No employee of Landlord shall admit any person, Tenant or otherwise, to any office in the Building without specific instructions from the Manager of the Building.

                           Entry After Building Closed

         9. Any person entering or leaving the Building at any time when its entrance and exit doors are closed and locked may be questioned about his or her business in entering or leaving the Building, and may be required to sign the Building register by the security personnel. Any person not satisfying the security personnel that he or she has a right to enter the Building may be excluded from the Building.

                               Removal of Persons

         10. Landlord reserves the right to exclude and expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of any intoxicating beverage or drug or who in any manner violates any of these rules and regulations or creates, in the judgment of Landlord, a disturbance in the Building.

                           No Canvassing or Soliciting

         11. Canvassing, soliciting, and peddling in the Building are prohibited and each Tenant shall promptly report to the Building Manager any person found by him or her to be canvassing, soliciting, or peddling in the Building.

                          Further Rules and Regulations

         12. Landlord reserves the right to amend these rules and regulations and to make any other and further rules and regulations for the Building that, from time to time in the judgment of Landlord, are required for the orderly and safe conduct of Building operations.

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                         California Flower Market, Inc.


July 17, 2001

Mr. Paul B. Hogan, President & Chief Operating Officer
First National Bank of Northern California
975 El Camino Real
South San Francisco, CA 94080

Dear Paul:

Pursuant to our phone conversation last week and your letter dated January 24, 2001, the California Flower Market, Inc. will exercise the option to extend on our lease agreement dated August 21, 1996. Terms of the option will be as follows:


                  Length of Option:     5 years
                  Rental Rate:          $2.70 per square foot
                  Monthly Rent          $810.00 per month
                  Commencement:         September 1, 2001

We will include in your next monthly rent statement the requirement of an additional lease deposit to coincide with the increased rental rate.

If you should have any questions please do not hesitate to call.

Sincerely,
CALIFORNIA FLOWER MARKET, INC

/SS/ BOB OTSUKA
Robert H. Otsuka
Executive Vice President & General Manager

640 Brannan St. San Francisco, CA 94107 Tel:(415)392-7944  Fax:(415)392-1298

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